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                                                      EXHIBIT 10.16


                    ASSUMPTION AGREEMENT


     This Assumption Agreement is made as of February 10, 1994, by and among Columbia Healthcare Corporation, a Delaware corporation ("Columbia"), CHOS Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Columbia ("New HCA"), and HCA-Hospital Corporation of America, a Delaware corporation ("Old HCA").

     WHEREAS, Old HCA, certain subsidiary corporations of Old
HCA and the 75 individuals listed on Exhibit A hereto have entered into substantially identical Severance Agreements, each dated as of November 1, 1993 (the "Severance
Agreements");

     WHEREAS, concurrently with the execution hereof on February 10, 1994, Old HCA was acquired by Columbia pursuant to the merger (the "Merger") of Old HCA with and into New HCA, with New HCA being the surviving corporation and changing its name to HCA-Hospital Corporation of America;

     WHEREAS, in Paragraph 3 of the Severance Agreements Old
HCA covenants to require any successor to assume all obligations of Old HCA under the Severance Agreements; and

     WHEREAS, it is a "Good Reason" under Paragraph
2(c)(5)(vii) of the Severance Agreements for Old HCA to fail to obtain a satisfactory agreement from any successor of Old
HCA to assume the Severance Agreements as contemplated by Paragraph 3 of the Severance Agreements;

     WHEREAS, the parties have prepared this instrument to constitute the assumption required by Paragraph 3 of the Severance Agreements and to clarify, after such assumption, where any Notice of Termination from an Employee (as defined in the Severance Agreements) should be sent;

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Assumption. New HCA hereby assumes all obligations of Old HCA under the Severance Agreements and New HCA agrees to perform the Severance Agreements in the same manner and to the same extent that Old HCA would be required to perform the Severance Agreements if the Merger had not occurred.

     2. Notice of Termination. Any Notice of Termination sent by an Employee may be sent addressed only to Columbia at
(i) 201 West Main Street, Louisville, Kentucky 40202,
Attention: Richard L. Scott, President and Chief Executive Officer with a copy to the same address Attention: General Counsel or (ii) such other address as Columbia or New HCA shall have forwarded to an Employee in writing for this purpose.

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     IN WITNESS WHEREOF, the parties hereto have executed this
Assumption Agreement as of the date first set forth above.

                         COLUMBIA HEALTHCARE CORPORATION



                         By: ____________________________


                         CHOS ACQUISITION CORPORATION



                         By: ___________________________


                         HCA-HOSPITAL CORPORATION OF AMERICA



                         By: ____________________________